UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 25, 2013

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170935	27-2448672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

905 Ventura Way, Mill Valley, CA	94941
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (415) 251-8715

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	DEPARTURE OF DIRECTOR

On September 25, 2013, Verde Resources’ Board of Directors received and accepted the resignation of Mr. Steve Karolyi from the Company’s Board of Directors.  The Board expressed its appreciation for Mr. Karolyi’s past service and contributions.

There have been no disagreements between the Company and Mr. Karolyi, known to an executive officer of the Company on any matter relating to Company’s operations, policies or practices. Mr. Karolyi was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. Any letter received by the Company from Mr. Karolyi will be filed as an exhibit to this form 8-K by way of amendment within 3 business days of receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Stephen Spalding
Stephen Spalding
President, CFO, and Director

Date: September 27, 2013